UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2021

P10, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40937	87-2908160
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue, Suite 1600
Dallas, Texas 75205
(Address of principal executive offices and Zip Code)

(214) 865-7998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	PX	New York Stock Exchange LLC
Series A Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 22, 2021 (the “Closing Date”), P10, Inc., a Delaware corporation (the “Company”) and certain subsidiaries of the Company (the “Guarantors”) entered into a $250 million credit agreement (the “Credit Agreement”) with each of the initial lenders named therein, JPMorgan Chase Bank, N.A., in its capacity as administrative agent and Collateral Agent, JPMorgan Chase Bank, N.A. and Texas Capital Bank, as joint lead arrangers and joint bookrunners, and the other loan parties party thereto (together with the Company, the “Loan Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Credit Agreement provides for a term loan facility in an aggregate principal amount of $125 million (the “Term Loan”) and revolving commitments in an aggregate principal amount of $125 million (the “Revolving Commitments”). The outstanding loans under the Credit Agreement will mature and be due and payable four years after the Closing Date.

The proceeds of the Revolving Commitments and the Letters of Credit shall be used to (i) refinance and pay down the Company’s existing credit facility and to pay transaction-related costs, (ii) pay off existing seller’s notes related to the RCP acquisition, and (iii) finance the working capital needs and for general corporate purposes of the Company and its subsidiaries, including, without limitation, to finance acquisitions otherwise permitted under the Credit Agreement.

The Company shall designate each loan as a “Base Rate Loan” or a “Term SOFR Loan.” A Base Rate Loan will bear interest at a rate of 1.00% plus the highest of (i) the prime rate last quoted by The Wall Street Journal, (ii) the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day, plus 0.5% and (iii) the Adjusted Term SOFR Rate for a one month Interest Period plus 1.00%. A Term SOFR Loan will bear interest at a rate of 2.00%, plus the Term SOFR Rate, plus 0.10%.

The Credit Agreement contains financial covenants, including (a) a leverage ratio requiring that, commencing with the four fiscal quarter period ending December 31, 2021, the Total Net Leverage Ratio shall not exceed 3.50:1.00, and (b) a FPAUM Covenant requiring that, commencing with the fiscal quarter ending December 31, 2021, the Fee Paying Assets Under Management as of the end of any fiscal quarter shall not be less than the sum of (i) $11,381,300,000 plus (ii) 70% of the aggregate amount of (A) any Fee Paying Assets Under Management acquired pursuant to any acquisitions or other investments not constituting organic growth minus (B) Fee Paying Assets Under Management acquired pursuant to the foregoing clause (ii)(A) that are disposed of in a secondary transaction, in each case, consummated after the Closing Date and on or prior to the last day of such fiscal quarter, in the case of this clause (ii), calculated as of the date of such acquisition or other investment or disposition, as applicable, after giving pro forma effect thereto.

The Credit Agreement also contains customary affirmative covenants for a transaction of this nature, including, among other things, covenants relating to (i) maintenance of adequate financial and accounting books and records, (ii) delivery of financial statements and other information, (iii) preservation of existence of the Company and subsidiaries, (iv) payment of taxes and claims, (v) compliance with laws, (vi) maintenance of insurance, (vii) foreign qualification, (viii) use of proceeds, (ix) cash management system, (x) maintenance of properties, and (xi) conduct of business.

The Credit Agreement also contains customary negative covenants for a transaction of this nature, including, among other things, covenants relating to (i) debt, (ii) liens, (iii) investments, (iv) negative pledges, (v) dividends and restricted junior debt payments, (vi) restriction on fundamental changes, (vii) sale of assets, (viii) transactions with affiliates, (ix) restrictive agreements, and (x) changes in fiscal year.

The Credit Agreement also contains various Events of Default (subject to certain grace periods, to the extent applicable), including, Events of Default for the nonpayment of principal, interest or fees; breach of certain covenants; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; dissolution or change of control; certain unsatisfied judgments; defaults under material agreements; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the Credit Agreement. If an Event of Default occurs, the Company may be required to repay all amounts outstanding under the Credit Agreement.

The above description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entry into the Credit Agreement described in Items 1.01 above and 2.03 below, the Company terminated its existing credit facility evidenced by that certain Credit and Guaranty Agreement, dated as of October 7, 2017, among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time, and HPS Investment Partners, LLC, as administrative agent and collateral agent, as amended (the “HPS Credit Facility”). In connection with the Credit Agreement, the outstanding balance, accrued interest and related fees of approximately $205.8 million under the HPS Credit Facility was repaid using proceeds from the borrowings under the Credit Agreement described in Items 1.01 above and 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information regarding the Company’s entry into the Credit Agreement provided under Item 1.01 above is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On December 23, 2021, the Company issued a press release announcing that the Company entered into the Credit Agreement. A copy of the press release is furnished with this current report as Exhibit 99.1 and the press release is incorporated herein by reference.

The information in this Item 7.01 on Form 8-K and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Credit Agreement, dated December 22, 2021, by and among P10, Inc., JPMorgan Chase Bank, N.A., in its capacity as administrative agent, JPMorgan Chase Bank, N.A. and Texas Capital Bank, as lead arrangers and bookrunners, and the other loan parties party thereto.

99.1	Press Release, dated December 23, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL)

*	The schedules to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P10, INC.

Date: December 23, 2021	By:	/s/ Amanda Coussens
Amanda Coussens
Chief Financial Officer